SUPPLEMENT DATED MARCH 1, 1998 TO PROSPECTUS DATED MAY 1, 1997

First Citicorp Life Variable Annuity Separate Account
First Citicorp Life Insurance Company

Individual Flexible Premium Deferred Variable Annuity Contracts


	Effective March 1, 1998, the cover page to the prospectus is amended to reflect the change of address for First Citicorp Life Insurance Company to 666 Fifth Avenue, 3rd Floor, New York, NY 10013.

	Effective March 1, 1998, the sections in the prospectus captioned EXPENSE TABLES and Mortality and Expense Risk Charge are amended to reflect the lowering of the mortality and expense risk charge on a current basis from an annual rate of 1.25% of First Citicorp Life Variable Annuity Separate Account ("Separate Account") assets to 0.84% of Separate Account assets
(approximately 0.34% for mortality risk and 0.50% for expense risk). First Citicorp Life Insurance Company guarantees that the mortality and expense risk charge will never exceed 1.25% of Separate Account assets on an annual basis.

	Effective March 1, 1998, the sections in the prospectus captioned EXPENSE TABLES and Asset-Based Administration Charge are amended to reflect First Citicorp Life Insurance Company's guarantee that the daily administration charge will never exceed 0.15% of Separate Account assets on an annual basis.

	Effective March 1, 1998, the cover page to the prospectus and the sections in the prospectus entitled EXPENSE TABLES, Examples, CONDENSED FINANCIAL INFORMATION and The Funds are amended to reflect the change in the name of the Landmark Small Cap Equity VIP Fund to CitiFunds Small Cap Growth VIP Portfolio.

	Effective March 1, 1998, the section of the prospectus captioned Examples is replaced with the following:

Examples

An owner would pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets:

1. If the Contract is surrendered or annuitized under an annuity option not providing a life annuity or a life annuity with a period certain of at least five years at the end of the applicable time period:

Subaccount				                             	1 Year	3 Years	5 Years	10 Years
CitiSelect VIP Folio 200*			               	$88   	$121   	$  --  	$  --
CitiSelect VIP Folio 300*		               		$88   	$121   	$  --  	$  --
CitiSelect VIP Folio 400*		               		$91   	$130   	$  --  	$  --
CitiSelect VIP Folio 500*			               	$91   	$130   	$  --  	$  --
CitiFunds Small Cap Growth VIP Portfolio*   $88    $121    $  --   $  --
   (formerly Landmark Small Cap Equity VIP
   Fund)
Fidelity VIP Growth Portfolio	            		$86   	$113   	$141   	$236
Fidelity VIP High Income Portfolio*	       	$86   	$114   	$  --  	$  --

Fidelity VIP Equity Income Portfolio*	     	$84   	$110   	$  --  	$  --
Fidelity VIP Overseas Portfolio*		         	$88   	$120   	$  --  	$  --
Fidelity VIP II Contrafund Portfolio*     		$86   	$114   	$  --  	$  --
Fidelity VIP II Index 500 Portfolio*	      	$82   	$101   	$  --  	$  --
AIM V.I. Capital Appreciation Fund	        	$86   	$114   	$143   	$240
AIM V.I. Government Securities Fund*	      	$89   	$122   	$  --  	$  --
AIM V.I. Growth Fund*			                   	$85   	$110   	$  --  	$  --
AIM V.I. International Equity Fund*	       	$89   	$122   	$  --  	$  --
AIM V.I. Value Fund*			                    	$89   	$122   	$  --  	$  --
AIM V.I. Growth and Income Fund*          		$89   	$122   	$  --  	$  --
MFS World Governments Series		             	$89   	$122   	$157   	$269
MFS Money Market Series		                  	$85   	$110   	$136   	$226
MFS Bond Series*		                        		$89   	$122   	$  --  	$  --
MFS Total Return Series*		                		$89   	$122   	$  --  	$  --
MFS Research Series*		                    		$89   	$122   	$  --  	$  --
MFS Emerging Growth Series*	              		$89   	$122   	$  --  	$  --

2. If the Contract is annuitized under an annuity option providing either a life annuity or a life annuity with a period certain of at least five years at the end of the applicable time period:

Subaccount				                             	1 Year	3 Years	5 Years	10 Years
CitiSelect VIP Folio 200*		               		$23   	$72    	$  --  	$  --
CitiSelect VIP Folio 300*			               	$23   	$72    	$  --  	$  --
CitiSelect VIP Folio 400*		               		$26   	$81    	$  --  	$  --
CitiSelect VIP Folio 500*			               	$26   	$81    	$  --  	$  --
CitiFunds Small Cap Growth VIP Portfolio*   $23    $72     $  --   $  --
   (formerly Landmark Small Cap Equity VIP
    Fund)
Fidelity VIP Growth Portfolio	            		$21   	$64    	$110   	$236
Fidelity VIP High Income Portfolio*	       	$21   	$64    	$  --  	$  --
Fidelity VIP Equity Income Portfolio*	     	$20   	$60    	$  --  	$  --
Fidelity VIP Overseas Portfolio*		         	$23   	$71    	$  --  	$  --
Fidelity VIP II Contrafund Portfolio*     		$21   	$65    	$  --  	$  --
Fidelity VIP II Index 500 Portfolio*	      	$16   	$51    	$  --  	$  --
AIM V.I. Capital Appreciation Fund	        	$21   	$65    	$112   	$240
AIM V.I. Government Securities Fund*	      	$24   	$74    	$  --  	$  --
AIM V.I. Growth Fund*			                   	$20   	$61    	$  --  	$  --
AIM V.I. International Equity Fund*	       	$24   	$74    	$  --  	$  --
AIM V.I. Value Fund*		                    		$24   	$74    	$  --  	$  --
AIM V.I. Growth and Income Fund*	          	$24   	$74    	$  --  	$  --
MFS World Governments Series		             	$24   	$74    	$126   	$269
MFS Money Market Series		                  	$20   	$61    	$105   	$226
MFS Bond Series*			                        	$24   	$74    	$  --  	$  --
MFS Total Return Series*			                	$24   	$74    	$  --  	$  --
MFS Research Series*		                    		$24   	$74    	$  --  	$  --
MFS Emerging Growth Series*		              	$24   	$74    	$  --  	$  --

3. If the Contract is not surrendered or annuitized at the end of the applicable time period:

Subaccount				                             	1 Year	3 Years	5 Years	10 Years
CitiSelect VIP Folio 200*			               	$23   	$72    	$  --  	$  --
CitiSelect VIP Folio 300*			               	$23   	$72    	$  --  	$  --
CitiSelect VIP Folio 400*			               	$26   	$81    	$  --  	$  --
CitiSelect VIP Folio 500*			               	$26   	$81    	$  --  	$  --
CitiFunds Small Cap Growth VIP Portfolio*   $23    $72     $  --   $  --
   (formerly Landmark Small Cap Equity VIP
    Fund)
Fidelity VIP Growth Portfolio		            	$21   	$64    	$110   	$236
Fidelity VIP High Income Portfolio*	       	$21   	$64    	$  --  	$  --
Fidelity VIP Equity Income Portfolio*	     	$20   	$60    	$  --  	$  --
Fidelity VIP Overseas Portfolio*		         	$23   	$71    	$  --  	$  --
Fidelity VIP II Contrafund Portfolio* 	    	$21   	$65    	$  --  	$  --
Fidelity VIP II Index 500 Portfolio*	      	$16   	$51    	$  --  	$  --
AIM V.I. Capital Appreciation Fund	        	$21   	$65    	$112   	$240
AIM V.I. Government Securities Fund*	      	$24   	$74    	$  --  	$  --
AIM V.I. Growth Fund*			                   	$20    $61    	$  --  	$  --
AIM V.I. International Equity Fund*	       	$24   	$74    	$  --  	$  --
AIM V.I. Value Fund*		                     	$24   	$74    	$  --  	$  --
AIM V.I. Growth and Income Fund*	          	$24   	$74    	$  --  	$  --
MFS World Governments Series		             	$24   	$74    	$126   	$269
MFS Money Market Series		                  	$20   	$61    	$105   	$226
MFS Bond Series*			                        	$24   	$74    	$  --  	$  --
MFS Total Return Series*			                	$24   	$74    	$  --  	$  --
MFS Research Series*			                    	$24   	$74    	$  --  	$  --
MFS Emerging Growth Series*		              	$24   	$74    	$  --  	$  --
_________________________

* These subaccounts became available for investment as of February 3, 1997.

The examples provided above assume that no transfer charges or premium taxes have been assessed. The examples also assume that the Annual Contract Fee is $30 and that the average Contract Value is $10,000, which translates the Annual Contract Fee into an assumed .30% charge for the purposes of the examples based on a $1,000 investment.

The examples should not be considered a representation of past or future expenses. The assumed 5% annual rate of return is hypothetical and should not be considered a representation of past or future annual returns, which may be greater or less than this assumed rate.

	Effective March 1, 1998, the sections in the prospectus entitled Transfers,
Transfer Privileges and Fixed Account Value are amended to eliminate the limitations on the maximum amount transferrable from the Fixed Account during any Contract Year.

	Effective March 1, 1998, the section in the prospectus entitled Dollar-Cost
Averaging is amended to increase the maximum per transfer amount available for transfer from the Fixed Account under the dollar-cost averaging method of investment from 1/30 of the Fixed Account value to 1/6 of the Fixed Account value at the time such transfers begin.

	Effective March 1, 1998, the sections in the prospectus entitled Issuance of the Contract and DISTRIBUTION OF THE CONTRACTS are amended to reflect the change in the name of The Landmark Funds Broker-Dealer Services, Inc. to
CFBDS, Inc.

SUPPLEMENT DATED MARCH 1, 1998 TO
STATEMENT OF ADDITIONAL INFORMATION DATED MAY 1, 1997

First Citicorp Life Insurance Company Separate Account
First Citicorp Life Insurance Company

Individual Flexible Premium Deferred Variable Annuity Contracts


	Effective March 1, 1998, the cover page to the statement of additional information is amended to reflect the change of address for First Citicorp Life Insurance Company to 666 Fifth Avenue, 3rd Floor, New York, NY 10013.

	Effective March 1, 1998, the section of the statement of additional information entitled DISTRIBUTION OF THE CONTRACTS is amended to reflect the change in the name of The Landmark Funds Broker-Dealer Services, Inc. to CFBDS, Inc.

	Effective March 1, 1998, the section of the statement of additional information entitled Average Annual Total Returns is amended to reflect that for purposes of calculating both Standardized and Non-Standardized Total Returns, First Citicorp Life Insurance Company deducts a mortality and expense risk charge equal to 1.25% of First Citicorp Life Variable Annuity Separate Account ("Separate Account") assets on an annual basis. Such charge represents the mortality and expense risk charge assessed under the Contract through fiscal year ended December 31, 1996. Effective March 1, 1998, the section entitled Average Annual Total Returns is also amended to reflect that the current mortality and expense risk charge equals 0.84% of Separate Account assets on an annual basis.

	Effective March 1, 1998, the section in the statement of additional information entitled Average Annual Total Returns is amended to reflect the change in the name of the Landmark Small Cap Equity VIP Fund to CitiFunds Small Cap Growth VIP Portfolio.